UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
September 5, 2002

NEOTHERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-28782	93-0979187
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

157 Technology Drive
Irvine, California 92618

(Address of Principal Executive Offices)

(949) 788-6700

(Registrant’s telephone number, including area code)

ITEM 5.    OTHER EVENTS

On September 5, 2002, NeoTherapeutics, Inc. (the “Company”) issued a press release announcing that its stockholders have approved an amendment to the Company’s certificate of incorporation to effect a 25-for-1 reverse split of the Company’s common stock. The stockholders of the Company also approved the raising, as necessary, of up to $10,000,000, through the issuance of the Company’s common stock and/or warrants exercisable for the purchase of common stock, up to a maximum of 10,000,000 shares of common stock, potentially at discounts to the then current market price.

The text of the press release is set forth in Exhibit 99.1 attached to this report and incorporated herein by this reference.

ITEM 7.    EXHIBITS

Exhibits:
99.1	Press release dated September 5, 2002.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 6, 2002	NEOTHERAPEUTICS, INC.

	By:	/s/ RAJESH SHROTRIYA
	Name:	Rajesh Shrotriya, M.D.
	Title:	Chairman of the Board, Chief Executive Officer and President

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EXHIBIT INDEX

Exhibits:
99.1	Press release dated September 5, 2002.

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